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                                                                EXHIBIT 23.3

                       Consent of Independent Auditors



We consent to the reference of our firm under the captions "Selected Financial Data of Racing Champions Corporation and subsidiaries" and "Experts" and to the use of our report dated February 19, 1997, with respect to the Combined Financial Statements of Racing Champions Limited Group for the two years ended March 31, 1995 and 1996 and for the one month ended April 30, 1996, in the Registration Statement (Form S-4) dated May 8, 1998 and the related Prospectus of Racing Champions Corporation.



                              /s/ Ernst & Young

                              Ernst & Young


Hong Kong
May 8, 1998